Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

September 19, 2024

Diamondback Energy, Inc. 500 West Texas Avenue, Suite 100 Midland, Texas 79701
Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Diamondback Energy, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offer and sale from time to time by the selling stockholders named in the prospectus forming part of the Registration Statement of up to 117,267,065 shares of the Company’s common stock, par value $0.01 per share (the “Selling Stockholder Shares”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement;
(b)	the Second Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 4.1 to the Registration Statement;
(c)	the Certificate of Amendment No. 1 to the Second Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 4.2 to the Registration Statement;
(d)	the Fifth Amended and Restated Bylaws of the Company, filed as Exhibit 4.3 to the Registration Statement; and
(e)	the resolutions of the board of directors of the Company relating to the issuance of the Selling Stockholder Shares.

This opinion is provided pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming part of the Registration Statement, other than as expressly stated herein with respect to the Selling Stockholder Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

September 19, 2024

In this opinion, we have relied, with your consent, upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of certified copies submitted to us with the original documents to which such certified copies relate and the legal capacity of all individuals executing any of the foregoing documents.

The opinions stated herein presume that (a) at or prior to the delivery of any Selling Stockholder Shares being registered under the Registration Statement, the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act and (b) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We have not considered, and we express no opinion as to any law other than the DGCL (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the Selling Stockholder Shares being registered pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz